Exhibit 99

For More Information
Investor Contacts:

Jack A. Pacheco
Vice President & Chief Financial Officer
SMART Modular Technologies
510-624-8134

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-4962
suzanne@blueshirtgroup.com

SMART Modular Technologies Reports Third Quarter Fiscal 2006 Results
Net Sales of $188.5 Million; Gross Profit of $32.7 Million

FREMONT, CA – June 22, 2006 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the third quarter of its fiscal year 2006.

Highlights:

•	Net Sales of $188.5 Million, up 28% from Q3 FY2005

•	Gross Profit of $32.7 Million, up 29% from Q3 FY2005

•	GAAP diluted EPS of $0.07, includes $5.9 million notes redemption charge, net of tax

•	Non-GAAP diluted EPS of $0.16

Net sales for the third quarter of fiscal 2006 were $188.5 million, compared to $163.7 million for the second quarter of fiscal 2006, and $146.8 million for the third quarter of fiscal 2005. Net sales for the first nine months of fiscal 2006 were $510.5 million, compared to $465.7 million for the first nine months of fiscal 2005.

Gross profit for the third quarter of fiscal 2006 was $ 32.7 million, compared to $29.7 million for the second quarter of fiscal 2006, and up 29% from $25.3 million for the third quarter of fiscal 2005. Gross profit for the first nine months of fiscal 2006 totaled $93.1 million, 30% higher than gross profit of $71.5 million for the first nine months of fiscal 2005.

GAAP net income for the third quarter of fiscal 2006 was $4.6 million, or $0.07 per diluted share, compared to net income of $0.8 million, or $0.01 per diluted share for the second quarter of fiscal 2006, and $5.6 million, or $0.10 per diluted share for the third quarter of fiscal 2005. For the first nine months of fiscal 2006, SMART reported GAAP net income of $14.7 million, or $0.25 per diluted share, compared to $17.6 million, or $0.33 per diluted share for the first nine months of fiscal 2005.

Non-GAAP net income for the third quarter of fiscal 2006 was $10.4 million, or $0.16 per diluted share, compared to $8.5 million, or $0.15 per diluted share, for the second quarter of fiscal 2006, and $5.6 million, or $0.10 per diluted share, for the third quarter of fiscal 2005. For the first nine months of fiscal 2006, non-GAAP net income was $28.2 million, or $0.49 per diluted share, compared to $18.2 million, or $0.34 per diluted share for the first nine months of fiscal 2005. For the third quarter of fiscal 2006, non-GAAP financial results have been adjusted to exclude a $5.9 million (same, net of taxes) charge related to the redemption of $43.8 million aggregate principal amount of our Senior Secured Floating Rate Notes. For the first nine months of fiscal 2006, non-GAAP financial results have been adjusted to exclude the notes redemption charge as well as the $9.0 million charge ($7.7 million, net of taxes) from the second quarter of fiscal 2006 to terminate annual fees payable under certain advisory service agreements. As a result of the termination of the annual advisory service fees and the related $9.0 million charge, the Company will no longer incur the quarterly advisory charge of $0.8 million incurred in previous quarters, of which $1.3 million was incurred in the first nine months of fiscal 2006. Please refer to the “Non-GAAP Information” below for further detail.

SMART ended the quarter with $96.7 million in cash and cash equivalents.

“We are very pleased with our financial performance for the third quarter of fiscal 2006, particularly gross profit, which we consider a more relevant indicator of our financial performance, and non-GAAP diluted earnings per share,” stated Iain MacKenzie, President and CEO of SMART. “Our results were driven primarily by strong sales of our memory products and strength in the server, high performance computing, and PC end markets.”

Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.

For the fourth quarter of fiscal 2006, SMART estimates net sales will be in the range of $190 to $200 million, gross profit will be in the range of $33 to $35 million, GAAP diluted net income per share will be in the range of $0.17 to $0.18, and the shares used in computing diluted net income per ordinary share will be in the range of 63.3 to 63.8 million.

Conference Call Details

SMART’s third quarter fiscal 2006 teleconference and webcast is scheduled to begin at 2:30 p.m. Pacific Daylight Time (PDT), or 5:30 p.m. Eastern Daylight Time (EDT), on Thursday, June 22, 2006. The call may be accessed US toll free by calling (888) 577-8990 or US toll by calling (210) 234-0002. Please join the conference call at least ten minutes early in order to register. The passcode for the call is “SMART”. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, July 6, 2006, by dialing (866) 378-7479. Callers outside the U.S. and Canada may access the replay by dialing (203) 369-0329.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial performance, technical capabilities, business strategies and product plans.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, memory IC packaging and other production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including non-GAAP net income and non-GAAP diluted net income per ordinary share.  Non-GAAP financial results do not include restructuring costs, impairment charges and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance.  By excluding these charges, as well as the related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period.  These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods.  The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.

(Unaudited)
(In thousands)

	Three Months	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended	Ended
	May 31,	February 28,	May 31,	May 31,	May 31,
	2006	2006	2005	2006	2005
Net income	$4,577	$783	$5,585	$14,706	$17,551

Add:
Notes redemption charge, net of tax	5,864	—	—	5,864	—
One-time charge to terminate advisory service fees, net of tax	—	7,667	—	7,667	—
Restructuring and impairment costs, net of tax	—	—	—	—	676

Non-GAAP net income	$10,441	$8,450	$5,585	$28,237	$18,227

Shares used in computing diluted net income per ordinary share	63,444	56,304	53,793	57,927	53,472

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure and network processing applications. SMART’s Display Products Group designs, manufactures and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

-Tables to Follow-

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2006	2005	2006	2005
	(In thousands, except per share data)
Net sales	$188,459	$146,784	$510,453	$465,691
Cost of sales*	155,711	121,441	417,359	394,178

Gross profit	32,748	25,343	93,094	71,513

Research and development	4,173	2,097	11,553	6,925
Selling, general and administrative	14,194	11,172	39,958	33,436
Advisory service agreements’ fees	—	625	10,303	1,875
Restructuring and impairment costs	—	—	—	880

Total operating expenses*	18,367	13,894	61,814	43,116

Income from operations	14,381	11,449	31,280	28,397
Interest expense, net	(7,577)	(3,176)	(13,450)	(4,281)
Other income, net	120	295	497	456

Total other expense, net	(7,457)	(2,881)	(12,953)	(3,825)

Income before provision for income taxes	6,924	8,568	18,327	24,572
Provision for income taxes	2,347	2,983	3,621	7,021

Net income	$4,577	$5,585	$14,706	$17,551

Net income per ordinary share, basic	$0.08	$0.11	$0.28	$0.36

Shares used in computing basic net income per ordinary share	58,335	48,872	52,991	48,872

Net income per ordinary share, diluted	$0.07	$0.10	$0.25	$0.33

Shares used in computing diluted net income per ordinary share	63,444	53,793	57,927	53,472

______________
* Stock-based compensation by category:
Cost of sales	$51	$—	$122	$—
Research and development	160	—	383	—
Selling, general and administrative	291	—	881	—

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	May 31,	August 31,
	2006	2005
	(In thousands)
ASSETS
Cash and cash equivalents	$96,660	$75,970
Short term investments	—	5,071
Accounts receivable, net of allowances of $2,477 and $2,629 as of May 31, 2006 and August 31, 2005, respectively	175,460	144,760
Inventories	63,324	53,122
Prepaid expenses and other current assets	13,911	9,459

Total current assets	349,355	288,382
Property and equipment, net	25,958	11,309
Goodwill	3,198	2,248
Intangible assets, net	6,427	9,142
Other non-current assets	9,654	9,980

Total assets	$394,592	$321,061

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$155,679	$125,305
Accrued expenses and other current liabilities	24,240	29,912
Advance from customer	—	1,000

Total current liabilities	179,919	156,217
Long-term debt	81,250	125,000
Other long-term liabilities	855	961

Total liabilities	262,024	282,178

Shareholders’ equity:
Ordinary shares	10	8
Additional paid-in capital	84,766	9,490
Deferred stock-based compensation	(653)	(1,126)
Accumulated other comprehensive income	4,128	900
Retained earnings	44,317	29,611

Total shareholders’ equity	132,568	38,883

Total liabilities and shareholders’ equity	$394,592	$321,061

END